Exhibit 21

                              List of Subsidiaries


      Subsidiary                        State of Incorporation         D/B/A
      ----------                        ----------------------         -----

1. PBM Technology, Inc.                         Delaware

2. Interchange PMP, Inc.                        Oklahoma

3. Pharmacy Associates, Inc.                    Arkansas

4. Specialty Pharmacy Care, Inc.                New York

5. Centrus Corporation                          Delaware

6. NMHCRX Contracts, Inc.                       Delaware

7. NMHC Funding, LLC                            Delaware

8. National Medical Health Card IPA, Inc.       New York             NMHCRX IPA

9. NMHCRX, Inc.                                 Delaware

10. NMHCRX Mail Order, Inc.                     Delaware             NMHC Mail

11. Integrail Inc.                              Delaware

12. Ascend Specialty Pharmacy Services, Inc.    Delaware

13. Portland Professional Pharmacy              Maine

14. Portland Professional Pharmacy Associates   Maine